Exhibit 99.1

Courier Inks Multiyear Book Manufacturing Agreement with Pearson Education

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--January 21, 2011--Courier Corporation (Nasdaq: CRRC), one of America’s leading book manufacturers and specialty publishers, today announced that it has signed a multiyear book manufacturing agreement with Pearson Education, the world’s largest educational publisher. For Courier, the third-largest book manufacturer in North America, the agreement follows a year of above-market growth with the expectation of additional volume in coming years. It also highlights the value of Courier’s recent investments in pioneering digital inkjet technology and the continuing expansion of its four-color offset plant in Kendallville, Indiana, both of which factored into Pearson’s buying decision.

Courier and Pearson have been working together for nearly 50 years, serving America’s teachers and students with textbooks at every level from elementary to higher education. The new agreement spans this entire range with volume and price commitments covering textbooks and components in both two- and four-color production.

“Courier and Pearson have a long history of successful collaboration,” said Courier Chairman and Chief Executive Officer James F. Conway III. “We are delighted to take this new step to advance our relationship further. Pearson is not only one of Courier’s largest customers, but the global leader in educational publishing. We are pleased to have the opportunity to open additional avenues for growth by applying industry-leading technology to the needs of today’s and tomorrow’s students.”

Owen Mitchell, Global Head of Procurement for Pearson said, “Pearson has supported the development of high quality digital technology that delivers on our industry’s pressing need for increased printing agility for shorter print runs from black and white to four-color. Courier’s digital technology expands on the cost and value options we represent to our customers.”

“It also marks a milestone for Courier Digital Solutions,” said Mr. Conway. “Since its launch this past spring, CDS has rapidly become the venue of choice for cost-effective digital production of customized four-color textbooks with quality equivalent to modern offset printing. We are delighted that Pearson shares our excitement about what CDS can do.”

About Courier Corporation

Courier Corporation prints, publishes and sells books. Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

About Pearson

Pearson (NYSE:PSO), the global leader in education and education technology, provides innovative print and digital education materials for preK through college, student information systems and learning management systems, teacher licensure testing, teacher professional development, career certification programs, and testing and assessment products that set the standard for the industry. Pearson’s other primary businesses include the Financial Times Group and the Penguin Group. For more information, visit http://www.pearson.com.

This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, changes in the Company’s labor relations, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

CONTACT:
James F. Conway III, Chairman
President and Chief Executive Officer
or
Courier Corporation
Peter M. Folger, 978-251-6000
Senior Vice President and
Chief Financial Officer
www.courier.com